PROXY CARD

PHOCAS REAL ESTATE FUND

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free **(888) 227-9349** to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free **(8XX) XXX-XXXX** Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER **12345678910**

PHOCAS REAL ESTATE FUND

PROXY IN CONNECTION WITH THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 13, 2018

The undersigned, revoking all Proxies heretofore given, hereby appoints Zachary Tackett and Karen Shaw as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Phocas Real Estate Fund (the "Acquired Fund"), a series of Forum Funds II (the "Trust"), that the undersigned is entitled to vote at the special meeting of shareholders, and at any adjournment(s) thereof, of the Fund to be held at 10:00 a.m., Eastern Time, on August 13, 2018, at the offices of Atlantic Fund Services, Three Canal Plaza, Suite 600, Portland, Maine 04101, as fully as the undersigned would be entitled to vote if personally present.

Please refer to the Proxy Statement for a discussion of the proposals. The Proxy Statement is available at www.proxyonline.com/docs/phocas.pdf

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE HEREOF AND RETURN THE SIGNED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

PHOCAS REAL ESTATE FUND

PROXY CARD

<u>YOUR SIGNATURE IS REQUIRED</u> FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

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SIGNATURE (AND TITLE IF APPLICABLE) DATE

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SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Board of Trustees and the Proposal has been unanimously approved for approval by shareholders. **When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated.** The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Meeting.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
Proposal(s):			
1. Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the AAM/Phocas Real Estate Fund (the "Acquiring Fund"), a newly created series of Investment Managers Series Trust ("IMST"), in exchange for (a) Class I Shares of the Acquiring Fund with an aggregate net asset value ("NAV") equal to the aggregate NAV of the shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the Class I Shares of the Acquiring Fund in proportion to their respective holdings of shares of the Acquired Fund; and	○	○	○
2. To transact such other business as may properly come before the special meeting or any adjournments.	○	○	○

You can vote on the internet, by telephone or by mail. Please see the reverse side for instructions.

PLEASE VOTE ALL YOUR BALLOTS IF YOU RECEIVED MORE THAN ONE BALLOT DUE TO MULTIPLE INVESTMENTS IN THE FUND. REMEMBER TO SIGN AND DATE ABOVE BEFORE MAILING IN YOUR VOTE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]